Exhibit 99.B(j)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated June 28, 2017, relating to the financial statements and financial highlights, which appear in SkyBridge Dividend Value Fund, Lateef Fund, DuPont Capital Emerging Markets Fund, DuPont Capital Emerging Markets Debt Fund, Polen Growth Fund, Polen Global Growth Fund, Polen International Growth Fund, Estabrook Investment Grade Fixed Income Fund, Private Capital Management Value Fund, Pacific Capital Tax-Free Securities Fund, and Pacific Capital Tax-Free Short Intermediate Securities Fund’s Annual Reports on Form N-CSR for the year ended April 30, 2017.  We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Statements”, and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, PA

August 28, 2017

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in this Registration Statement on Form N-1A of the Estabrook Value Fund (a separate series of the FundVantage Trust).

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

August 28, 2017